UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 22, 2003

                         HUMAN PHEROMONE SCIENCES, INC.
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             (Exact name of Registrant as specified in its charter)

CALIFORNIA                             0-23544                   94-3107202
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        (State or other        (Commission File Number)        (IRS Employer
jurisdiction of incorporation)                               Identification No.)


84 W. SANTA CLARA STREET, SUITE 720, SAN JOSE, CALIFORNIA             95113
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      (Address of principal executive offices)                      (Zip code)

Registrant's telephone number, including area code:  (408) 938-3030

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          (Former Name or Former Address, if Changed Since Last Report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. Other Events

         Human Pheromone Sciences, Inc. (the "Registrant") today announced that 1,333,333 shares of its Series AA Convertible Redeemable Preferred Stock have been converted by its holder, MK GVD Fund, into 597,777 shares of Human Pheromone Sciences, Inc. common stock. In a related transaction, the Company has redeemed from MK GVD Fund all 17,448 shares of its Series BB Convertible Redeemable Preferred Stock for $500,000 in cash. At the conclusion of this transaction, the Company has remaining preferred stock outstanding of 100,000 shares of the Series AA Convertible Redeemable Preferred Stock, currently convertible into 44,834 shares of Common Stock.




ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Not Applicable.

         (b) Not Applicable.

         (c) Exhibits

              2.1 Purchase Agreement by and between the Registrant and MK Global
                  Ventures dated as of May 21, 2003.

              99.1 Press Release dated June 3, 2003.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  HUMAN PHEROMONE SCIENCES, INC.


Date:  June 2, 2003              By: /s/ William P. Horgan
                                     -------------------------------------------
                                      William P. Horgan, Chief Executive Officer

                                  EXHIBIT INDEX

              2.1 Purchase Agreement by and between the Registrant and MK Global
                  Ventures dated as of May 21, 2003.

              99.1 Press Release dated June 3, 2003.